UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2009

APPLIED SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Dunhill Street
San Diego, California  92101

(Address of principal executive offices, including zip code)

(858) 909-4080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment of Secured Loan Financing

On June 11, 2009, Applied Solar, Inc. (the “Company” or “we”), entered into an amendment (the “Amendment”) to that certain definitive loan and security agreement (the “Loan Agreement”) with The Quercus Trust dated May 18, 2009, pursuant to which we increased the total principal amount of the loan provided by the Loan Agreement in the amount of $85,000, and delivered an additional secured promissory note (the “Note”) in the principal amount of $85,000 (the Loan Agreement and the Note are collectively referred to as the “Loan Documents”).   We received additional cash loan proceeds of $75,000 (net of the $10,000 amendment fee described below).  The Amendment also extended the maturity date on the notes issued pursuant to the Loan Agreement to June 30, 2009.

In connection with the Amendment, the Company entered into a Forbearance Agreement dated as of June 11, 2009 with The Quercus Trust pursuant to which Quercus agreed to forbear from exercising its rights and remedies against the Company in respect of specified defaults identified in the following agreements with the Company: Loan and Security Agreement dated May 18, 2009, the Loan and Security Agreement dated April 29, 2008 and the Series B Convertible Note dated September 19, 2007 (collectively, the “Specified Loan Agreements”). The forbearance period extends through July 1, 2009, after which period, Quercus’s rights under the Specified Loan Agreements would be reinstated and, unless additional forbearance was received, Quercus would have the right to exercise all of its rights in respect of the specified defaults under the Specified Loan Agreements.  The Forbearance Agreement provides for the payment to Quercus of an amendment fee of $10,000, which is intended to compensate it for the costs and expenses incurred in the preparation of the Forbearance Agreement.

The foregoing descriptions of the terms of the Amendment and the Forbearance Agreement are qualified in their entirety to the actual terms of such agreements, which are attached to this report as exhibits 10.1 and 10.2 and are incorporated herein by reference.  Other than the principal amount, the terms of the Note are substantially the same as those set forth in the Secured Promissory Note filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2009.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in item 1.01 under the heading “Amendment of Secured Loan Financing” is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 dated June 11, 2009, to Loan and Security Agreement dated May 18, 2009 by and between the registrant and The Quercus Trust.
10.2	Forbearance Agreement dated June 11, 2009, by and between the registrant and The Quercus Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED SOLAR, INC.

By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle General Counsel

Date:  June 18, 2009